COLUMBIA FUNDS SERIES TRUST I

Item 77I/77Q1(d)—TERMS OF NEW OR AMENDED SECURITIES:

On August 26, 2016, a Form Type 485(b), Accession No. 0001193125-16-693162, an amendment to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. This amendment registered the new class of shares of the Funds listed below, effective September 1, 2016, and describes the characteristics of the new class of shares:

Fund	New Share Class
Columbia Multi-Asset Income Fund	Class Y
Columbia U.S. Treasury Index Fund	Class Y